                                                                    EXHIBIT 21.1

                              List of Subsidiaries



     1.   Essex Portfolio, L.P., a California limited partnership
     2.   Essex Management Corporation, a California corporation
     3.   Essex-Palisades Facilitator, a California limited partnership
     4.   Essex Sunpointe Limited, a California limited partnership
     5.   Essex Washington Interest Partners, a California general partnership
     6.   Essex San Ramon Partners L.P., a California limited partnership
     7.   Essex Bristol Partners, L.P., a California limited partnership
     8.   Essex Fidelity I Corporation, a California corporation
     9.   Essex Camarillo Corporation, a California corporation
     10.  Essex Camarillo L.P., a California limited partnership
     11.  Essex Meadowood Corporation, a California corporation
     13.  Essex Meadowood, L.P., a California limited partnership
     12.  Essex Bunker Hill Corporation, a California corporation
     24.  Essex Bunker Hill, L.P., a California limited partnership
     14.  Essex Treetops Corporation, a California corporation
     15.  Essex Treetops, L.P., a California limited partnership
     16.  Essex Bluffs, L.P., a California limited partnership
     17.  Essex Huntington Breakers, L.P., a California limited partnership
     18.  Essex Stonehedge, L.P., a California limited partnership
     19.  Essex Bridle Trails, L.P., a California limited partnership
     20.  Essex Spring Lake, L.P., a California limited partnership
     21.  Essex Maple Leaf, L.P., a California limited partnership
     23. Fountain Court Apartment Associates, L.P., a Washington limited partnership
     24.  Essex Fountain Court, LLC, a Washington limited liability company
     25.  Essex Inglenook Court, LLC, a Delaware limited liability company
     26.  Essex Wandering Creek, LLC, a Delaware limited liability company
     27.  Essex Fairways, LLC, a California limited liability company
     28.  Essex Columbus, LLC, a Delaware limited liability company
     29.  Essex Lorraine, LLC, a Delaware limited liability company
     30.  Essex Glenbrock, LLC, a Delaware limited liability company
     31.  Essex Euclid, LLC, a Delaware limited liability company
     32.  Essex Lorraine, Inc. a California corporation
     33.  Essex Columbus, Inc. a California corporation